                                                                    EX-99.23.j.i


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of The Timothy Plan and to the use of our report dated February 21, 2001 on the financial statements of The Timothy Aggressive Growth Fund, The Timothy Conservative Growth Fund, The Timothy Fixed Income Fund, The Timothy Small-Cap Value Fund, The Timothy Large/Mid-Cap Growth Fund, The Timothy Large/Mid-Cap Value Fund, The Timothy Money Market Fund and The Timothy Strategic Growth Fund, each a series of shares of The Timothy Plan. We also consent to the use of our report dated February 16, 2001 on the financial statements and financial highlights of The Timothy Small-Cap Variable Series, a series of shares of The Timothy Plan. Such financial statements, financial highlights and reports of independent certified public accountants appear in the 2000 Annual Reports to Shareholders and are incorporated by reference in the Registration Statement and Prospectus.


TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
August 13, 2001